Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, DC 20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Record Third Quarter 2018 Financial Results

•	Third Quarter 2018 Revenues of $513.0 Million, Up 14.3% Compared to Prior Year Quarter

•	Third Quarter EPS of $1.14, Up 34.1% Compared to $0.85 in Prior Year Quarter; Third Quarter Adjusted EPS of $1.00, Up 20.5% Compared to $0.83 in Prior Year Quarter

•	Full Year 2018 Guidance Increased

Washington, D.C., October 25, 2018 — FTI Consulting, Inc. (NYSE: FCN) today released record financial results for the quarter ended September 30, 2018.

Third quarter 2018 revenues of $513.0 million increased $64.1 million, or 14.3%, compared to revenues of $449.0 million in the prior year quarter. The increase in revenues was driven by higher demand across all business segments, with particular strength in the Economic Consulting and Technology segments. Net income of $44.3 million compared to $32.2 million in the prior year quarter. The increase in net income was largely due to higher operating profits and a $6.2 million gain, net of taxes, related to the sale of the Company’s Ringtail e-discovery software and related business.

Adjusted EBITDA of $67.4 million, or 13.1% of revenues, compared to $57.4 million, or 12.8% of revenues, in the prior year quarter. The increase in Adjusted EBITDA was primarily due to higher revenues, which were partially offset by higher compensation and other selling, general and administrative expenses.

Third quarter 2018 earnings per diluted share (“EPS”) of $1.14 compared to $0.85 in the prior year quarter. EPS in the quarter included the aforementioned $6.2 million gain related to the sale of the Company’s Ringtail e-discovery software and related business, which increased EPS by $0.16. This was partially offset by a $0.7 million non-cash interest expense related to the Company’s August 2018 2.0% convertible senior note offering (“2023 Convertible Notes”), which decreased EPS by $0.02. Adjusted EPS of $1.00, which excludes the gain related to the sale and non-cash interest expense, compared to $0.83 in the prior year quarter.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, said, “We are pleased with another record quarter. These results benefited in part from some short-term factors, but, more fundamentally, they reflect the strategic changes our teams have been driving in our underlying businesses and the success we are having in attracting, developing and promoting our people, all of which have enhanced our ability to collaborate with our clients as they address their most significant challenges and opportunities.”

Cash Position and Capital Allocation

Net cash provided by operating activities of $120.9 million for the quarter ended September 30, 2018 compared to $106.2 million for the quarter ended September 30, 2017. The increase was primarily due to higher cash collections resulting from increased revenues, which was partially offset by an increase in cash paid for salaries and benefits. Cash and cash equivalents of $505.9 million at September 30, 2018 compared to $116.6 million at June 30, 2018 and $158.0 million at September 30, 2017. Total debt, net of cash, of $110.4 million at September 30, 2018 compared to $258.4 million at June 30, 2018 and $307.0 million at September 30, 2017. The improvement was primarily due to an increase in net cash provided by operating activities and $50.3 million in net proceeds from the aforementioned sale of the Company’s Ringtail e-discovery software and related business.

Third Quarter 2018 Segment Results

Corporate Finance & Restructuring

Revenues in the Corporate Finance & Restructuring segment increased $7.3 million, or 5.7%, to $135.4 million in the quarter compared to $128.1 million in the prior year quarter. The increase in revenues was due to higher demand for business transformation and transactions services, which was partially offset by lower success fees. Adjusted Segment EBITDA was $26.8 million, or 19.8% of segment revenues, compared to $26.7 million, or 20.9% of segment revenues, in the prior year quarter. Adjusted Segment EBITDA was consistent with the prior year quarter, as the increase in revenues was offset by higher compensation.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased $8.0 million, or 6.8%, to $126.7 million in the quarter compared to $118.6 million in the prior year quarter. The increase in revenues was primarily driven by higher demand for construction solutions, disputes and investigations services, which was partially offset by reduced demand for health solutions services. Adjusted Segment EBITDA was $22.0 million, or 17.3% of segment revenues, compared to $22.5 million, or 19.0% of segment revenues, in the prior year quarter. Adjusted Segment EBITDA was down slightly compared to the prior year quarter, as the increase in revenues was offset by higher compensation.

Economic Consulting

Revenues in the Economic Consulting segment increased $27.4 million, or 24.5%, to $139.2 million in the quarter, compared to $111.8 million in the prior year quarter. The increase in revenues was primarily due to higher demand for antitrust and financial economics services. Adjusted Segment EBITDA was $23.2 million, or 16.7% of segment revenues, compared to $12.1 million, or 10.8% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues with improved utilization.

Technology

Revenues in the Technology segment increased $14.4 million, or 34.1%, to $56.7 million in the quarter compared to $42.3 million in the prior year quarter. The increase in revenues was due to sharply higher demand for merger and acquisition-related “second request” services. Adjusted Segment EBITDA was $11.5 million, or 20.2% of segment revenues, compared to $6.0 million, or 14.1% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues and lower research and development expenses, which was partially offset by higher variable compensation.

Strategic Communications

Revenues in the Strategic Communications segment increased $6.9 million, or 14.3%, to $55.1 million in the quarter compared to $48.2 million in the prior year quarter. The increase in revenues was primarily due to a $3.3 million increase in pass-through revenues and higher project-based revenues. Adjusted Segment EBITDA was $10.8 million, or 19.6% of segment revenues, compared to $8.1 million, or 16.8% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues, which was partially offset by an increase in pass-through expenses and higher variable compensation.

2018 Guidance

The Company is revising its full year 2018 guidance. The Company now estimates that 2018 revenues will range between $1.960 billion and $1.990 billion. This compares to the previous revenue range of $1.910 billion to $1.960 billion. The Company now estimates that 2018 EPS will range between $3.53 and $3.73. This range is inclusive of the fourth quarter 2018 estimated charge related to the early extinguishment of debt from the redemption of all of the Company’s outstanding $300.0 million aggregate principal amount of 6.0% senior notes due 2022, which the Company intends to redeem on November 15, 2018. The Company now estimates that 2018 Adjusted EPS will range between $3.60 and $3.80. This compares to the previous EPS and Adjusted EPS range of $2.90 to $3.30.

Third Quarter 2018 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss third quarter 2018 financial results at 9:00 a.m. Eastern Time on October 25, 2018. The call can be accessed live and will be available for replay over the internet for 90 days by logging onto the Company’s investor relations website here.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory, reputational and transactional. With more than 4,600 employees located in 28 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges and make the most of opportunities. The Company generated $1.81 billion in revenues during fiscal year 2017. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles (“GAAP”). Certain of these measures are considered “non-GAAP financial measures” under the Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP measures:

•	Total Segment Operating Income

•	Adjusted EBITDA

•	Total Adjusted Segment EBITDA

•	Adjusted EBITDA Margin

•	Adjusted Net Income

•	Adjusted Earnings per Diluted Share

•	Free Cash Flow

We have included the definitions of Segment Operating Income and Adjusted Segment EBITDA below in order to more fully define the components of certain non-GAAP financial measures presented in this earnings release. We define Segment Operating Income as a segment’s share of Consolidated Operating Income. We define Total Segment Operating Income, which is a non-GAAP financial measure, as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of Consolidated Operating Income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA as a basis to internally evaluate the financial performance of our segments because we believe it reflects current core operating performance and provides an indicator of the segment’s ability to generate cash.

We define Total Adjusted Segment EBITDA, which is a non-GAAP financial measure, as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenues. We believe that the non-GAAP financial measures, which exclude the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges, when considered together with our GAAP financial results and GAAP measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share (“EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes, gain or loss on sale of a business and the adjustment related to the adoption of the 2017 U.S. Tax Cuts and Jobs Act (“2017 Tax Act”). We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, which excludes the effects of the remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes, gain or loss on sale of a business and the adjustment related to the adoption of the 2017 Tax Act, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

We define Free Cash Flow as net cash provided by (used in) operating activities less cash payments for purchases of property and equipment. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of the Company’s ability to generate cash for ongoing business operations and other capital deployment.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions, share repurchases and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flows in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, fluctuations in the price per share of our common stock, adverse financial, real estate or other market and general economic conditions, and other future events, which could impact each of our segments differently and could be outside of our control, the pace and timing of the consummation and integration of future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients, new laws and regulations, or changes thereto, including the 2017 Tax Act, and other risks described under the heading “Item 1A, Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2017, filed with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations,” the risks described under the heading “Part II, Item 1A, Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2018 filed with the SEC, and in the Company’s other filings with the SEC. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	December 31,
	2018	2017
Assets	(unaudited)
Current assets
Cash and cash equivalents	$505,867	$189,961
Accounts receivable:
Billed receivables	477,408	390,996
Unbilled receivables	366,997	312,569
Allowances for doubtful accounts and unbilled services	(221,008)	(180,687)

Accounts receivable, net	623,397	522,878
Current portion of notes receivable	31,318	25,691
Prepaid expenses and other current assets	45,931	55,649

Total current assets	1,206,513	794,179
Property and equipment, net	82,476	75,075
Goodwill	1,175,929	1,204,803
Other intangible assets, net	36,729	44,150
Notes receivable, net	89,342	98,105
Other assets	37,849	40,929

Total assets	$2,628,838	$2,257,241

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$116,222	$94,873
Accrued compensation	286,149	268,513
Billings in excess of services provided	38,178	46,942
Current portion of long-term debt, net	296,851	—

Total current liabilities	737,400	410,328
Long-term debt, net	263,317	396,284
Deferred income taxes	153,045	124,471
Other liabilities	123,601	134,187

Total liabilities	1,277,363	1,065,270

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 38,356 (2018) and 37,729 (2017)	384	377
Additional paid-in capital	315,720	266,035
Retained earnings	1,173,003	1,045,774
Accumulated other comprehensive loss	(137,632)	(120,215)

Total stockholders’ equity	1,351,475	1,191,971

Total liabilities and stockholders’ equity	$2,628,838	$2,257,241

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Three Months Ended September 30,
	2018	2017
	(unaudited)
Revenues	$513,012	$448,962

Operating expenses
Direct cost of revenues	336,477	294,851
Selling, general and administrative expenses	117,448	104,161
Amortization of other intangible assets	1,975	2,882

	455,900	401,894

Operating income	57,112	47,068

Other income (expense)
Interest income and other	1,400	1,103
Interest expense	(7,246)	(6,760)
Gain on sale of business	13,031	—

	7,185	(5,657)

Income before income tax provision	64,297	41,411
Income tax provision	19,964	9,197

Net income	$44,333	$32,214

Earnings per common share — basic	$1.19	$0.86

Weighted average common shares outstanding — basic	37,318	37,431

Earnings per common share — diluted	$1.14	$0.85

Weighted average common shares outstanding — diluted	38,756	37,746

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $373 and $0	$(4,180)	$11,234

Total other comprehensive income (loss), net of tax	(4,180)	11,234

Comprehensive income	$40,153	$43,448

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Nine Months Ended September 30,
	2018	2017
	(unaudited)
Revenues	$1,522,884	$1,340,021

Operating expenses
Direct cost of revenues	987,912	907,994
Selling, general and administrative expenses	347,473	319,970
Special charges	—	30,074
Amortization of other intangible assets	6,297	7,797

	1,341,682	1,265,835

Operating income	181,202	74,186

Other income (expense)
Interest income and other	2,074	3,300
Interest expense	(20,073)	(18,811)
Gain on sale of business	13,031	—

	(4,968)	(15,511)

Income before income tax provision	176,234	58,675
Income tax provision	49,347	17,601

Net income	$126,887	$41,074

Earnings per common share — basic	$3.43	$1.05

Weighted average common shares outstanding — basic	37,008	39,301

Earnings per common share — diluted	$3.32	$1.03

Weighted average common shares outstanding — diluted	38,214	39,715

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $373 and $0	$(17,417)	$28,778

Total other comprehensive income (loss), net of tax	(17,417)	28,778

Comprehensive income	$109,470	$69,852

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Net income	$44,333	$32,214	$126,887	$41,074
Add back:
Special charges	—	—	—	30,074
Tax impact of special charges (1)	—	(832)	—	(9,935)
Remeasurement of acquisition-related contingent consideration	—	—	—	702
Tax impact of remeasurement of acquisition-related contingent consideration	—	—	—	(269)
Non-cash interest expense on convertible notes	938	—	938	—
Tax impact of non-cash interest expense on convertible notes	(241)	—	(241)	—
Gain on sale of business	(13,031)	—	(13,031)	—
Tax impact of gain on sale of business	6,798	—	6,798	—

Adjusted net income	$38,797	$31,382	$121,351	$61,646

Earnings per common share — diluted	$1.14	$0.85	$3.32	$1.03

Add back:
Special charges	—	—	—	0.76
Tax impact of special charges (1)	—	(0.02)	—	(0.25)
Remeasurement of acquisition-related contingent consideration	—	—	—	0.02
Tax impact of remeasurement of acquisition-related contingent consideration	—	—	—	(0.01)
Non-cash interest expense on convertible notes	0.03	—	0.03	—
Tax impact of non-cash interest expense on convertible notes	(0.01)	—	(0.01)	—
Gain on sale of business	(0.34)	—	(0.34)	—
Tax impact of gain on sale of business	0.18	—	0.18	—

Adjusted earnings per common share — diluted	$1.00	$0.83	$3.18	$1.55

Weighted average number of common shares outstanding — diluted	38,756	37,746	38,214	39,715

(1)	Tax impact of special charges during the three months ended September 30, 2017 represents the favorable impact of a reduction in foreign net operating losses and related valuation allowances.

FTI CONSULTING, INC.

RECONCILIATION OF EPS GUIDANCE TO ADJUSTED EPS GUIDANCE

	Year Ended December 31, 2018
	Low	High
Guidance on estimated earnings per common share — diluted (GAAP) (1)	$3.53	$3.73
Non-cash interest expense on convertible notes, net of tax	0.06	0.06
Gain on sale of business, net of tax	(0.16)	(0.16)
Loss on early extinguishment of debt, net of tax	0.17	0.17

Guidance on estimated adjusted earnings per common share (Non-GAAP) (1)	$3.60	$3.80

(1)

The forward-looking guidance on estimated 2018 EPS and Adjusted EPS does not reflect other gains and losses (all of which would be excluded from Adjusted EPS) related to the future impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and gain or loss on sale of a business, except for the actual charges taken during the nine months ended September 30, 2018, as these items are dependent on future events that are uncertain and difficult to predict.

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Three Months Ended September 30, 2018 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$44,333
Interest income and other							(1,400)
Interest expense							7,246
Gain on sale of business							(13,031)
Income tax provision							19,964

Operating income	$25,252	$20,625	$21,713	$7,926	$9,402	$(27,806)	$57,112
Depreciation and amortization	779	1,036	1,468	3,537	568	907	8,295
Amortization of other intangible assets	767	309	57	10	832	—	1,975

Adjusted EBITDA	$26,798	$21,970	$23,238	$11,473	$10,802	$(26,899)	$67,382

Nine Months Ended September 30, 2018 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$126,887
Interest income and other							(2,074)
Interest expense							20,073
Gain on sale of business							(13,031)
Income tax provision							49,347

Operating income	$92,504	$71,128	$53,385	$14,486	$27,275	$(77,576)	$181,202
Depreciation and amortization	2,534	3,195	4,209	10,141	1,747	2,722	24,548
Amortization of other intangible assets	2,341	1,019	252	86	2,599	—	6,297

Adjusted EBITDA	$97,379	$75,342	$57,846	$24,713	$31,621	$(74,854)	$212,047

Three Months Ended September 30, 2017 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$32,214
Interest income and other							(1,103)
Interest expense							6,760
Income tax provision							9,197

Operating income	$24,706	$21,127	$10,524	$3,002	$6,536	$(18,827)	$47,068
Depreciation and amortization	811	1,012	1,383	2,813	584	867	7,470
Amortization of other intangible assets	1,217	400	154	158	953	—	2,882

Adjusted EBITDA	$26,734	$22,539	$12,061	$5,973	$8,073	$(17,960)	$57,420

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Nine Months Ended September 30, 2017 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$41,074
Interest income and other							(3,300)
Interest expense							18,811
Income tax provision							17,601

Operating income	$48,902	$34,234	$37,034	$5,874	$8,308	$(60,166)	$74,186
Depreciation and amortization	2,360	3,217	4,273	9,020	1,732	3,166	23,768
Amortization of other intangible assets	2,796	1,196	463	477	2,865	—	7,797
Special charges	3,049	10,445	5,910	3,827	3,599	3,244	30,074
Remeasurement of acquisition-related contingent consideration	—	—	—	—	702	—	702

Adjusted EBITDA	$57,107	$49,092	$47,680	$19,198	$17,206	$(53,756)	$136,527

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Segment Revenues	Adjusted EBITDA	Adjusted EBITDA Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)					(at period end)
Three Months Ended September 30, 2018 (unaudited)
Corporate Finance & Restructuring	$135,418	$26,798	19.8%	65%	$414	926
Forensic and Litigation Consulting	126,684	21,970	17.3%	63%	$322	1,129
Economic Consulting	139,166	23,238	16.7%	71%	$540	705
Technology (1)	56,692	11,473	20.2%	N/M	N/M	303
Strategic Communications (1)	55,052	10,802	19.6%	N/M	N/M	652

	$513,012	$94,281	18.4%			3,715

Unallocated Corporate		(26,899)

Adjusted EBITDA		$67,382	13.1%

Nine Months Ended September 30, 2018 (unaudited)
Corporate Finance & Restructuring	$419,695	$97,379	23.2%	67%	$425	926
Forensic and Litigation Consulting	388,250	75,342	19.4%	65%	$325	1,129
Economic Consulting	405,583	57,846	14.3%	70%	$515	705
Technology (1)	144,035	24,713	17.2%	N/M	N/M	303
Strategic Communications (1)	165,321	31,621	19.1%	N/M	N/M	652

	$1,522,884	$286,901	18.8%			3,715

Unallocated Corporate		(74,854)

Adjusted EBITDA		$212,047	13.9%

Three Months Ended September 30, 2017 (unaudited)
Corporate Finance & Restructuring	$128,121	$26,734	20.9%	64%	$390	934
Forensic and Litigation Consulting	118,639	22,539	19.0%	63%	$326	1,080
Economic Consulting	111,753	12,061	10.8%	62%	$520	688
Technology (1)	42,282	5,973	14.1%	N/M	N/M	291
Strategic Communications (1)	48,167	8,073	16.8%	N/M	N/M	626

	$448,962	$75,380	16.8%			3,619

Unallocated Corporate		(17,960)

Adjusted EBITDA		$57,420	12.8%

Nine Months Ended September 30, 2017 (unaudited)
Corporate Finance & Restructuring	$351,509	$57,107	16.2%	61%	$383	934
Forensic and Litigation Consulting	341,455	49,092	14.4%	61%	$318	1,080
Economic Consulting	374,978	47,680	12.7%	68%	$519	688
Technology (1)	133,935	19,198	14.3%	N/M	N/M	291
Strategic Communications (1)	138,144	17,206	12.5%	N/M	N/M	626

	$1,340,021	$190,283	14.2%			3,619

Unallocated Corporate		(53,756)

Adjusted EBITDA		$136,527	10.2%

N/M — Not meaningful

(1)

The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2018	2017
	(unaudited)
Operating activities
Net income	$126,887	$41,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,548	23,768
Amortization and impairment of other intangible assets	6,297	7,797
Acquisition-related contingent consideration	355	1,547
Provision for doubtful accounts	11,951	10,510
Non-cash share-based compensation	12,219	12,888
Gain on sale of business	(13,031)	—
Amortization of debt discount and issuance costs	2,604	1,489
Other	751	297
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(130,369)	(72,640)
Notes receivable	2,659	8,449
Prepaid expenses and other assets	(174)	935
Accounts payable, accrued expenses and other	16,150	16,823
Income taxes	28,922	8,876
Accrued compensation	7,207	(34,123)
Billings in excess of services provided	(10,704)	(3,657)

Net cash provided by operating activities	86,272	24,033

Investing activities
Proceeds from sale of business	50,283	—
Payments for acquisition of businesses, net of cash received	—	(8,929)
Purchases of property and equipment	(27,841)	(20,021)
Other	741	74

Net cash provided by (used in) investing activities	23,183	(28,876)

Financing activities
Borrowings (repayments) under revolving line of credit, net	(100,000)	95,000
Proceeds from issuance of convertible notes	316,250	—
Payments of debt issue costs	(8,048)	—
Deposits	2,327	3,585
Purchase and retirement of common stock	(29,220)	(155,285)
Net issuance of common stock under equity compensation plans	31,241	(2,354)
Payments for acquisition-related contingent consideration	(3,029)	(79)

Net cash provided by (used in) financing activities	209,521	(59,133)

Effect of exchange rate changes on cash and cash equivalents	(3,070)	5,779

Net increase (decrease) in cash and cash equivalents	315,906	(58,197)
Cash and cash equivalents, beginning of period	189,961	216,158

Cash and cash equivalents, end of period	$505,867	$157,961